Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Wrap Technologies, Inc. Amended 2017 Equity Compensation Plan of our report dated March 4, 2021, with respect to the consolidated financial statements of Wrap Technologies, Inc. included in its Annual Report on Form 10-K for the year ended December 31, 2020.

/s/ Rosenberg Rich Baker Berman, P.A.

Somerset, New Jersey

November 5, 2021